EXHIBIT 99.1

SoundBite Communications Reports Fourth Quarter and Year End 2012 Financial Results

Record Fourth Quarter Revenues of $13.9 Million, an Increase of 16% Over Previous Year Period; Adjusted EBITDA of $1.5 Million, an Increase of 8% Over Same Period Last Year

BEDFORD, Mass., Feb. 21, 2013 (GLOBE NEWSWIRE) -- SoundBite Communications, Inc. (Nasdaq:SDBT), a provider of customer experience management solutions, today announced its financial results for the fourth quarter and full year 2012. Fourth quarter revenues, computed in accordance with U.S. generally accepted accounting principles (GAAP), were $13.9 million, an increase of 16% compared to the same quarter in 2011. On a full year basis, GAAP revenues for 2012 were $48.1 million, a 15% increase over 2011. GAAP operating income for the fourth quarter of 2012 was $433,000. GAAP net income for the fourth quarter of 2012 was $469,000, or $0.03 per share, versus net income of $391,000 or $0.02 per share in the fourth quarter of 2011.

On a non-GAAP basis, after excluding non-cash stock-based compensation expense, amortization of intangible assets, a present value adjustment related to the SmartReply contingent consideration, and a tax benefit, net income was $1.1 million or $0.07 per share in the fourth quarter compared to $1.0 million or $0.06 per share in the same quarter in 2011.

"We are very pleased with our strong fourth quarter financial performance, exceeding our original forecast as well as our preannouncement in January. These results were driven by a seasonally strong performance in our mobile marketing business and increased demand in our hosted contact center business," stated Jim Milton, president and CEO of SoundBite Communications. "The fourth quarter was also an important and successful quarter by other business measures. SoundBite took a clear leadership position for our industry; championing efforts resulting in a positive declaratory ruling from the FCC for confirmatory opt-out text messages. As a result, our TCPA related class action cases have been dismissed. And based on the improving confidence in our business, we paid a special one-time dividend in December of $0.50 per share."

Milton continued, "We continued our transformation in 2012 - growing our mobile channel, delivering improving financial results, and expanding offerings in the marketing, proactive customer care and collections and payments lifecycles. For 2013, I am optimistically looking forward to continuing our momentum across the lifecycle, expanding our global reach, building our channel partnerships, reaching sustainable profitability, and enabling our clients to deliver the best customer experience possible."

Recent Highlights

  Released an enhanced multi-channel compliance suite for contact centers, enabling organizations to mitigate risks and meet compliance requirements.
  Secured a favorable Declaratory Ruling from the Federal Communications Commission (FCC) on confirmatory opt-out text message compliance.
  Announced a complaints solution for financial services organizations striving to meet the U.K. Financial Services Authority (FSA) regulatory and compliance requirements.
  Declared a special dividend to stockholders, paid in December 2012, of $0.50 per share.
  Announced a positive end to the class action law suits against GameStop, and Bank of America/SoundBite related to confirmatory opt-out text messages.

Quarterly Results

GAAP Results

Gross margin for the fourth quarter of 2012 was 63.4% versus 61.2% in the fourth quarter of 2011. Operating expenses were $8.4 million in the fourth quarter of 2012 and as a percentage of revenues were 60.3% versus 57.8% in the year-earlier period.

Operating income for the fourth quarter was $433,000, compared to $397,000 in the same quarter last year.

Net income was $469,000 for the fourth quarter of 2012 versus net income of $391,000 in the fourth quarter of 2011. Net income per share for the fourth quarter of 2012 was $0.03, versus $0.02 in the same quarter of 2011.

Non-GAAP Results

Fourth quarter 2012 non-GAAP net income was $1.1 million or $0.07 per share, compared to a non-GAAP net income of $1.0 million or $0.06 per share for the same period in 2011. Non-GAAP net income computations exclude amortization expense, stock-based compensation expense, a present value adjustment of the contingent consideration related to the SmartReply earn-out, and a tax benefit. A reconciliation of GAAP net income to non-GAAP net income is included with the financial tables at the end of this release.

Non-GAAP free cash flow, calculated as cash flow from operating activities, less payments, if any, of contingent purchase price related to the Mobile Collect and SmartReply acquisitions, and purchases of property and equipment, for the fourth quarter resulted in a negative free cash flow of $819,000. A reconciliation of GAAP cash flows (used in) generated from operating activities to non-GAAP free cash flow is included with the financial tables at the end of this release.

Adjusted EBITDA

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) for the fourth quarter of 2012 was $1.5 million versus $1.4 million in the fourth quarter of 2011, reflecting an 8% increase over prior year. Adjusted EBITDA reflects EBITDA excluding the effects of stock-based compensation expense and present value adjustments of the contingent consideration related to the SmartReply earn-out in the fourth quarter 2012 and 2011. A reconciliation of net income (loss) to Adjusted EBITDA is included with the financial tables at the end of this release.

First Quarter Guidance

Based on information available as of February 21, 2013, SoundBite is issuing guidance for the first quarter 2013 as follows:

SoundBite currently projects revenues in the range of $11.1 million to $11.8 million and gross margin in the range of 59% to 61% for the first quarter of 2013. Operating expenses are expected to be approximately $8.4 million. The projection for GAAP net loss is in the range of $1.3 million to $1.8 million and on a per share basis is a net loss of $0.08 to $0.11 for the first quarter of 2013.

The non-GAAP projections are for a non-GAAP net loss of $400,000 to $900,000, or $0.03 to $0.06 per share. Non-GAAP estimates exclude the effects of the amortization of intangible assets of approximately $400,000 associated with the Company's acquisitions of SmartReply and 2ergo Americas, estimated stock-based compensation expense of approximately $250,000, severance expenses of approximately $200,000, and a present value adjustment of the contingent consideration related to the SmartReply earn-out of approximately $40,000. On an adjusted basis, SoundBite is projecting earnings before interest, taxes, depreciation and amortization to be breakeven to a loss of $600,000. These projections assume a basic weighted share count of approximately 16.5 million shares for the first quarter of 2013. SoundBite expects capital expenditures to be approximately $350,000 and depreciation expense to be approximately $400,000.

Webcast and Teleconference Information

The Company will host a conference call today at 5:00 p.m. ET to discuss its financial results. A live and archived webcast of the event will be available at http://ir.soundbite.com/ . A live dial-in is available in the U.S. at + 1 866 362 4666 and outside the U.S. at +1 617 597 5313, and using the passcode: 23977065. A replay of the call will be available approximately two hours after the call completes and can be accessed by dialing +1 888 286 8010 in the U.S. and outside the U.S. at +1 617 801 6888 and entering the passcode: 73116708.

Non-GAAP and Adjusted Measures

To supplement its statements of operations information presented in accordance with GAAP, SoundBite presents information with respect to non-GAAP net income (loss), non-GAAP free cash flow and Adjusted EBITDA.SoundBite has included in this release reconciliations of GAAP net income (loss) to non-GAAP net income (loss), GAAP cash flows (used in) generated from operating activities to non-GAAP free cash flow, and GAAP net income to Adjusted EBITDA.SoundBite believes these supplemental measures are often used by investors as measures of financial performance in evaluating technology companies such as SoundBite and also believes these financial measures can enhance investors' overall understanding of SoundBite's historical financial performance.The presentation of these supplemental financial measures should not be considered in isolation from, or as a substitute for, SoundBite's financial results reported in accordance with GAAP.SoundBite may compute these supplemental financial measures differently from other companies, which would reduce their usefulness as comparative measures.

About SoundBite Communications

SoundBite Communications is a customer experience management company with deep expertise in delivering cloud-based mobile marketing, proactive customer care, and collections/payments solutions. More than 450 global end-clients, including nearly 50 Fortune 500 companies, leverage SoundBite's proactive multi-channel communications and preference management platforms to power 2.5 billion personalized and compliant customer interactions annually across the full consumer lifecycle. Visit SoundBite.com and follow SoundBite on Twitter @SoundBiteComm for more information.

The SoundBite Communications, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4393

Forward-Looking Statement

This is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this press release, including statements made under "First Quarter Guidance," are based upon SoundBite's historical performance and its current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by SoundBite, its management or any other person that the future plans, estimates or expectations contemplated by SoundBite will be achieved. These forward-looking statements represent SoundBite's expectations as of the date of this press release. Subsequent events may cause these expectations to change and SoundBite disclaims any obligation to update the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including: slower than anticipated development of the market for automated voice messaging services; defects in SoundBite's platform; disruptions in its service or errors in its execution; discontinued or decreased use of SoundBite's service by its clients, which are not subject to minimum purchase requirements for any reason, including market conditions and regulatory developments; and the occurrence of events adversely affecting the collection agencies industry or in-house collection departments, which account for a significant portion of SoundBite's revenues. These and other factors, including the factors set forth under the caption "Item 1A. Risk Factors" of Part II in SoundBite's most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission, could cause SoundBite's performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

SoundBite is a registered service mark of SoundBite Communications, Inc.

(SDBT: F, G)

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended December 31		Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenues	$ 13,853	$ 11,982	$ 48,071	$ 41,653
Cost of revenues (1)	5,067	4,654	18,916	17,018
Gross profit	8,786	7,328	29,155	24,635
Operating expenses:
Research and development (1)	1,886	1,573	7,223	6,114
Sales and marketing (1)	4,387	3,802	16,649	14,084
General and administrative (1)	2,080	1,556	8,131	6,835
Total operating expenses	8,353	6,931	32,003	27,033
Operating income (loss)	433	397	(2,848)	(2,398)
Interest and other income	15	8	77	0
Income (loss) before income tax benefit (provision)	448	405	(2,771)	(2,398)
Income tax benefit (provision)	21	(14)	948	891
Net income (loss)	$ 469	$ 391	$ (1,823)	$ (1,507)

Net income (loss) per common share:
Basic	$ 0.03	$ 0.02	$ (0.11)	$ (0.09)
Diluted	$ 0.03	$ 0.02	$ (0.11)	$ (0.09)
Weighted average common shares outstanding:
Basic	16,429,976	16,466,414	16,410,927	16,435,737
Diluted	16,918,932	16,487,299	16,410,927	16,435,737

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended December 31		Twelve Months Ended December 31,
	2012	2011	2012	2011

Cost of revenues	$ 8	$ 11	$ 36	$ 42
Research and development	44	60	184	218
Sales and marketing	72	114	299	459
General and administrative	158	107	509	456
	$ 282	$ 292	$ 1,028	$ 1,175

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	December 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$ 10,119	$ 17,706
Short-term investments	4,896	10,976
Accounts receivable, net of allowance for doubtful accounts of $91 and $166 at December 31, 2012 and 2011, respectively	10,223	8,163
Prepaid expenses and other current assets	1,621	1,419
Total current assets	26,859	38,264
Property and equipment, net	2,026	2,081
Intangible assets, net	2,764	2,036
Goodwill	6,594	4,286
Other assets	89	118
Total assets	$ 38,332	$ 46,785

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 1,448	$ 767
Accrued expenses	4,464	3,445
Other current liabilities	417	561
Total current liabilities	6,329	4,773
Non-current liabilities:
Long-term contingent consideration payable	535	966
Other liabilities	97	277
Total liabilities	6,961	6,016

Stockholders' equity:
Common stock, $0.001 par value — 75,000,000 shares authorized; 16,972,025 and 16,666,206 shares issued at December 31, 2012 and 2011, respectively; 16,498,357 and 16,410,427 shares outstanding at December 31, 2012 and 2011, respectively	17	17
Additional paid-in capital	71,923	70,681
Treasury stock, at cost —473,668 and 255,779 shares December 31, 2012 and 2011, respectively	(833)	(273)
Accumulated other comprehensive loss	(72)	(72)
Accumulated deficit	(39,664)	(29,584)
Total stockholders' equity	31,371	40,769
Total liabilities and stockholders' equity	$ 38,332	$ 46,785

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended December 31,
	2012	2011
Cash flows from operating activities:
Net loss	$ (1,823)	$ (1,507)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	1,355	1,338
Amortization of intangible assets	1,772	839
Amortization of premiums paid on short-term investments	4	5
Adjustment to contingent consideration	(93)	98
Provision for bad debts	74	52
Stock-based compensation expense	1,028	1,175
Deferred taxes	(957)	(905)
Gain on disposal of property and equipment	0	(3)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(1,669)	(957)
Prepaid expenses and other current assets	(77)	(161)
Other assets	29	111
Accounts payable	267	(586)
Accrued expenses and other liabilities	605	(200)
Net cash provided by (used in) operating activities	515	(701)
Cash flows from investing activities:
Cash paid related to Mobile Collect acquisition	(498)	(691)
Cash paid related to SmartReply acquisition	0	(3,150)
Cash paid related to 2ergo Americas acquisition	(3,773)	0
Proceeds received from sale of equipment	0	3
Purchases of short-term investments	(9,925)	(10,981)
Sales and maturities of short-term investments	16,001	0
Purchases of property and equipment	(1,093)	(842)
Net cash provided by (used in) investing activities	712	(15,661)
Cash flows from financing activities:
Contingent consideration payment related to SmartReply acquisition	(211)	0
Proceeds from exercise of stock options	214	52
Payment of dividends	(8,257)	0
Treasury stock purchases	(560)	(141)
Net cash used in financing activities	(8,814)	(89)
Net decrease in cash and cash equivalents	(7,587)	(16,451)
Cash and cash equivalents, beginning of year	17,706	34,157
Cash and cash equivalents, end of year	$ 10,119	$ 17,706

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$ 12	$ 46

Supplemental disclosures of non-cash investing activities:
Property and equipment, included in accounts payable	$ 319	$ 150
Contingent cash payment to Mobile Collect, included in other current liabilities	$ --	$ 271

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss) and EPS
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
GAAP net income (loss)	$ 469	$ 391	$ (1,823)	$ (1,507)
Stock-based compensation expense	282	292	1,028	1,175
Amortization of intangible assets	387	296	1,606	700
Adjustment to contingent consideration	39	51	(93)	98
Severance expense	--	--	--	94
Tax benefit	(30)	--	(957)	(905)
Non-GAAP net income (loss)	$ 1,147	$ 1,030	$ (239)	$ (345)

Non-GAAP net income (loss) per common share:
Basic	$ 0.07	$ 0.06	$ (0.01)	$ (0.02)
Diluted	$ 0.07	$ 0.06	$ (0.01)	$ (0.02)

Weighted average common shares used in computing Non-GAAP net income (loss) per common share:
Basic	16,429,976	16,466,414	16,410,927	16,435,737
Diluted	16,918,932	16,487,299	16,410,927	16,435,737

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Cash Flows from Operating Activities to Non-GAAP Free Cash Flows
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
GAAP cash flows (used in) generated from operating activities	$ (740)	$ 1,491	$ 515	$ (701)
Contingent purchase price payments to Mobile Collect	--	(215)	(498)	(691)
Contingent purchase price payment to SmartReply	--	--	(211)	--
Purchases of property and equipment	(79)	(147)	(1,093)	(842)
Non-GAAP free cash flows	$ (819)	$ 1,129	$ (1,287)	$ (2,234)

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net income (loss)	$ 469	$ 391	$ (1,823)	$ (1,507)
Interest income	(12)	(12)	(59)	(25)
Foreign currency exchange (gain) loss	(3)	4	(18)	25
Tax benefit (provision)	(21)	14	(948)	(891)
Gain on sale of equipment	--	--	--	(3)
Depreciation of property and equipment	347	335	1,355	1,338
Amortization of intangible assets	429	338	1,772	839
EBITDA	$ 1,209	$ 1,070	$ 279	$ (224)
Stock-based compensation expense	282	292	1,028	1,175
Adjustment to contingent consideration	39	51	(93)	98
Severance expense	--	--	--	94
Adjusted EBITDA	$ 1,530	$ 1,413	$ 1,214	$ 1,143
CONTACT: IR & Media Contact:
         Lynn Ricci
         SoundBite Communications
         781-897-2696
         lricci@SoundBite.com